Exhibit 99.4

CONSENT

     I hereby consent to being named in the Registration Statement on Form S-1 (No. 333-143660) filed by Pzena Investment Management, Inc. (“PIM Inc.”) and any amendments thereto as a person who will become a director of PIM Inc.

Dated: July 28, 2007

/s/
Richard P. Meyerowich
(Signature)

Richard P. Meyerowich
(Print Name)